                                                                   EXHIBIT 10.56








                                CREDIT AGREEMENT




                         Dated as of September 30, 1997

                                      among

                          ENSTAR FINANCE COMPANY, LLC,

                                 BANQUE PARIBAS,
                            as Administrative Agent,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Documentation Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                TABLE OF CONTENTS


SECTION                                                                                 PAGE

                                    ARTICLE I

                                   DEFINITIONS...........................................  1
       1.01  Certain Defined Terms.......................................................  1
       1.02  Other Interpretive Provisions............................................... 22
       1.03  Accounting Principles....................................................... 23

                                   ARTICLE II

                                   THE CREDIT............................................ 24
       2.01  Amounts and Terms of Commitments............................................ 24
       2.02  Loan Accounts............................................................... 24
       2.03  Procedure for Borrowing..................................................... 24
       2.04  Conversion and Continuation Elections....................................... 25
       2.05  Voluntary Termination or Reduction of Commitments........................... 27
       2.06  Optional Prepayments........................................................ 27
       2.07  Mandatory Prepayments of Loans; Mandatory Commitment Reductions............. 27
               (a)     Asset Dispositions................................................ 27
               (b)     Repayment of Partnership Loans.................................... 28
               (c)     Debt Issuance..................................................... 28
               (d)     Prepayment Due to Reduction of Commitments........................ 28
               (e)     General........................................................... 28
               (f)     Reduction of Commitment........................................... 28
       2.08  Repayment................................................................... 29
       2.09  Interest.................................................................... 29
       2.10  Fees........................................................................ 30
               (a)     Arrangement, Agency Fees.......................................... 30
               (b)     Commitment Fees................................................... 30
       2.11  Computation of Fees and Interest............................................ 30
       2.12  Payments by the Company..................................................... 31
       2.13  Payments by the Banks to the Administrative Agent........................... 32
       2.14  Sharing of Payments, Etc.................................................... 32
       2.15  Security.................................................................... 33

                                   ARTICLE III

                      TAXES, YIELD PROTECTION AND ILLEGALITY............................. 33
       3.01  Taxes....................................................................... 33
       3.02  Illegality.................................................................. 35
       3.03  Increased Costs and Reduction of Return..................................... 35
       3.04  Funding Losses.............................................................. 36
       3.05  Inability to Determine Rates................................................ 37
       3.06  Survival.................................................................... 37

SECTION                                                                                 PAGE
       3.07  Substitution of Banks....................................................... 37

                                   ARTICLE IV

                              CONDITIONS PRECEDENT....................................... 38
       4.01  Conditions of Initial Loans................................................. 38
               (i)     Credit Agreement and Notes........................................ 38
               (ii)    Resolutions; Incumbency........................................... 38
               (iii)   Organization Documents; Good Standing............................. 38
               (iv)    Legal Opinions.................................................... 39
               (v)     Payment of Fees................................................... 39
               (vi)    Collateral Documents.............................................. 39
               (vii)   Insurance Policies................................................ 40
               (viii)  Certificate....................................................... 40
               (ix)    Other Documents................................................... 40
       4.02  Conditions to All Borrowings................................................ 41
               (a)     Notice of Borrowing or Conversion/Continuation.................... 41
               (b)     Continuation of Representations and Warranties.................... 41
               (c)     No Existing Default............................................... 41
               (d)     No Future Advance Notice.......................................... 41

                                    ARTICLE V

                          REPRESENTATIONS AND WARRANTIES................................. 42
       5.01  Corporate Existence and Power............................................... 42
       5.02  Corporate Authorization; No Contravention................................... 43
       5.03  Governmental Authorization.................................................. 43
       5.04  Binding Effect.............................................................. 43
       5.05  Litigation.................................................................. 43
       5.06  No Default.................................................................. 44
       5.07  ERISA Compliance............................................................ 44
       5.08  Use of Proceeds; Margin Regulations......................................... 45
       5.09  Title to Properties......................................................... 45
       5.10  Taxes....................................................................... 45
       5.11  Financial Condition......................................................... 45
       5.12  Collateral Documents........................................................ 46
       5.13  Regulated Entities.......................................................... 46
       5.14  No Burdensome Restrictions.................................................. 46
       5.15  Copyrights, Patents, Trademarks and Licenses, etc........................... 46
       5.16  Subsidiaries................................................................ 47
       5.17  Insurance................................................................... 47
       5.18  Solvency.................................................................... 47
       5.19  Swap Obligations............................................................ 47
       5.20  Full Disclosure............................................................. 47

SECTION                                                                                 PAGE
                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS...................................... 48
       6.01  Financial Statements........................................................ 48
       6.02  Certificates; Other Information............................................. 50
       6.03  Notices..................................................................... 51
       6.04  Preservation of Corporate Existence, Etc.................................... 53
       6.05  Maintenance of Property..................................................... 53
       6.06  Insurance................................................................... 53
       6.07  Payment of Obligations...................................................... 54
       6.08  Compliance with Laws........................................................ 54
       6.09  Compliance with ERISA....................................................... 54
       6.10  Inspection of Property and Books and Records................................ 54
       6.11  Environmental Laws.......................................................... 55
       6.12  Use of Proceeds............................................................. 55
       6.13  Enforcement of Enstar Partnership Loan Agreements........................... 55
       6.14  Further Assurances.......................................................... 55

                                   ARTICLE VII

                                NEGATIVE COVENANTS....................................... 56
       7.01  Limitation on Liens......................................................... 56
       7.02  Disposition of Assets....................................................... 57
       7.03  Consolidations and Mergers.................................................. 57
       7.04  Loans and Investments....................................................... 57
       7.05  Limitation on Indebtedness.................................................. 58
       7.06  Transactions with Affiliates................................................ 58
       7.07  Use of Proceeds............................................................. 58
       7.08  Contingent Obligations...................................................... 58
       7.09  Joint Ventures.............................................................. 58
       7.10  Lease Obligations........................................................... 59
       7.11  Restricted Payments......................................................... 59
       7.12  ERISA....................................................................... 59
       7.13  Change in Business.......................................................... 59
       7.14  Accounting Changes.......................................................... 59
       7.15  Subsidiaries................................................................ 59
       7.16  Financial Covenants......................................................... 59
       7.17  Hedging Requirements........................................................ 60
       7.18  Amendment of Enstar Partnership Loan Agreements............................. 60

                                  ARTICLE VIII

                                EVENTS OF DEFAULT........................................ 61
       8.01  Event of Default............................................................ 61
               (a)     Non-Payment....................................................... 61
               (b)     Representation or Warranty........................................ 61
               (c)     Specific Defaults................................................. 61
               (d)     Other Defaults.................................................... 61

SECTION                                                                                 PAGE
               (e)     Cross-Default..................................................... 61
               (f)     Insolvency; Voluntary Proceedings................................. 62
               (g)     Involuntary Proceedings........................................... 62
               (h)     ERISA............................................................. 62
               (i)     Monetary Judgments................................................ 63
               (j)     Non-Monetary Judgments............................................ 63
               (k)     Change of Control................................................. 63
               (l)     Loss of Licenses.................................................. 63
               (m)     Adverse Change.................................................... 63
               (p)     Collateral........................................................ 63
       8.02  Remedies.................................................................... 64
       8.03  Specified Swap Contract Remedies............................................ 64
       8.04  Rights Not Exclusive........................................................ 65

                                   ARTICLE IX

                                   THE AGENTS............................................ 65
       9.01  Appointment and Authorization; "Agent"...................................... 65
       9.02  Delegation of Duties........................................................ 65
       9.03  Liability of Agent.......................................................... 65
       9.04  Reliance by Agent........................................................... 66
       9.05  Notice of Default........................................................... 66
       9.06  Credit Decision............................................................. 67
       9.07  Indemnification of Agent.................................................... 68
       9.08  Agent in Individual Capacity................................................ 68
       9.09  Successor Agent............................................................. 68
       9.10  Withholding Tax............................................................. 69
       9.11  Collateral Matters.......................................................... 70

                                    ARTICLE X

                                  MISCELLANEOUS.......................................... 71
       10.01  Amendments and Waivers..................................................... 71
       10.02  Notices.................................................................... 72
       10.03  No Waiver; Cumulative Remedies............................................. 73
       10.04  Costs and Expenses......................................................... 73
       10.05  Company Indemnification.................................................... 74
       10.06  Marshalling; Payments Set Aside............................................ 75
       10.07  Successors and Assigns..................................................... 76
       10.08  Assignments, Participations, etc........................................... 76
       10.09  Confidentiality............................................................ 78
       10.10  Set-off.................................................................... 79
       10.11  Notification of Addresses, Lending Offices, Etc............................ 79
       10.12  Counterparts............................................................... 79
       10.13  Severability............................................................... 79
       10.14  No Third Parties Benefited................................................. 79
       10.15  Governing Law and Jurisdiction............................................. 80
       10.16  Waiver of Jury Trial....................................................... 80
       10.17  Entire Agreement........................................................... 81

SCHEDULES

Schedule 2.01    Commitments
Schedule 5.18    Insurance Matters
Schedule 7.01    Permitted Liens
Schedule 10.02   Lending Offices; Addresses for Notices


EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Compliance Certificate
Exhibit D        Form of Legal Opinion of Company's Counsel
Exhibit E        Form of Assignment and Acceptance
Exhibit F        Form of Promissory Note
Exhibit G        Form of ECC Pledge Agreement
Exhibit H        Form of ECC Security Agreement
Exhibit I        Form of Enstar Partnership Loan Agreement
Exhibit J        Form of Falcon Pledge Agreement
Exhibit K        Form of FHGLP Pledge Agreement
Exhibit L        Form of Pledge Agreement
Exhibit M        Form of Security Agreement

                                CREDIT AGREEMENT


      This CREDIT AGREEMENT is entered into as of September 30, 1997, among Enstar Finance Company, LLC, a Delaware limited liability company (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Banque Paribas, as administrative agent for the Banks and Bank of America National Trust and Savings Association, as documentation agent for the Banks.

      WHEREAS, the Banks have agreed to make available to the Company a secured revolving credit facility upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      1.01 Certain Defined Terms. The following terms have the following meanings:

            "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
      (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

            "Administrative Agent" means Banque Paribas in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.09.

            "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Administrative Agent may from time to time specify.

            "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            "Agent" means the Administrative Agent or the Documentation Agent.

            "Agent-Related Persons" means the Administrative Agent, the Documentation Agent and any successor agent arising under Section 9.09, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            "Aggregate Specified Swap Amount" means, at any time, the sum of all Specified Swap Amounts owing to all Swap Providers.

            "Agreement" means this Credit Agreement.

            "Applicable Margin" means (i) with respect to Base Rate Loans, 0.625%; and (ii) with respect to Offshore Rate Loans, 1.875%.

            "Assignee" has the meaning specified in subsection 10.08(a).

            "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

            "Authorized Officer" means, with respect to the Company the Secretary or Assistant Secretary of its manager, with respect to ECC, its Secretary or Assistant Secretary and with respect to Falcon, the Secretary or Assistant Secretary of the general partner of its general partner.

            "Bank" means the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Bank" includes any such institution in its capacity as Swap Provider. Unless the context otherwise clearly requires, references to any such institution as a "Bank" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers.

            "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

            "Banque Paribas" means Banque Paribas, Los Angeles Agency.

            "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Banque Paribas in Los Angeles, California, as its "base rate." (The "base rate" is a rate set by Banque Paribas based upon various factors including Banque Paribas' costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the base rate announced by Banque Paribas shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

            "BofA" means Bank of America National Trust and Savings Association, a national banking association.

            "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II, and, in the case of Offshore Rate Loans, having the same Interest Period.

            "Borrowing Date" means any date on which a Borrowing occurs under
      Section 2.03.

            "Borrowing Enstar Partnership" means an Enstar Partnership that is a party to an Enstar Partnership Loan Agreement under which there are outstanding Advances or Loans (as each such term is defined in such Enstar Partnership Loan Agreement) or any commitment of the Lender (as defined in such Enstar Partnership Loan Agreement) to make any such Loan or Advance.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Cash Interest Expense" means, for any Person and for any period, total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of such Person and its Subsidiaries payable in cash during such period, including, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing and net costs under Swap Contracts.

            "CERCLA" has the meaning specified in the definition of "Environmental Laws."

            "Change of Control" means any of the following events or circumstances: (i) the failure of Falcon Holding Group, L.P. or Falcon Holding Group Inc. to hold, directly or indirectly, in the aggregate 100% of the membership interests of the Company, (ii) the failure of Falcon Holding Group Inc. or Falcon Holding Group L.P. to hold, directly or indirectly, in the aggregate 100% of the outstanding stock of ECC, (iii) the failure of Falcon Holding Group Inc. to be the sole general partner of Falcon Holding Group, L.P. and (iv) if any Person or Persons acting in concert (other than Telecommunications, Inc. or an Affiliate of Telecommunications Inc., Marc Nathanson, Greg Nathanson, Stanley Itskowitch and/or any Nathanson Family Trust), together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 25% of the issued and outstanding stock of Falcon Holding Group Inc.

            "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

            "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company or ECC or Falcon and their respective Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or an Agent on behalf of the Banks, whether under this Agreement, the Collateral Documents or under any other documents executed by any such Person and delivered to an Agent or Banks.

            "Collateral Documents" means, collectively, (i) the Security Agreement, the Pledge Agreement, the Falcon Pledge Agreement, the FHGLP Pledge Agreement, the ECC Security Agreement, the ECC Pledge Agreement and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or ECC or Falcon and the Banks or an Agent for the benefit of the Banks now or hereafter delivered to the Banks or an Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or ECC or Falcon as debtor in favor of the Banks or an Agent for the benefit of the Banks as secured party, and
      (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

            "Commitment", as to each Bank, has the meaning specified in Section 2.01.

            "Company" has the meaning specified in the introductory paragraph of this Agreement.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

            "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a

      "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "Conversion/Continuation Date" means any date on which, under
      Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

            "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "Disposition" means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under subsection 7.02(i).

            "Dollars", "dollars" and "$" each mean lawful money of the United States.

            "EBITDA" means, with respect to any Person and with respect to any period, net income for such period, plus income tax expense for such period, plus gross interest expense for such period (including net payments under Swap Contracts), plus depreciation and amortization expense for such period, plus losses on sales of fixed assets during such period, plus other non-cash charges, minus gains on sales of fixed assets during such period, minus extraordinary gains for such period, and minus non-operating income for such period, all determined in accordance with GAAP.

            "EBTDA" means, with respect to any Person and with respect to any period, net income for such period, plus income tax expense for such period, plus depreciation and amortization expense for such period, plus losses on sales of fixed assets during such period, plus other non-cash charges, minus gains on sales of fixed assets during such period, minus extraordinary gains for such period, and minus non-operating income for such period, all determined in accordance with GAAP.

            "ECC" means Enstar Communications Corporation, a Georgia corporation.

            "ECC Pledge Agreement" means the pledge agreement, entered into by ECC in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit G hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "ECC Security Agreement" means the security agreement, entered into by ECC in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit H hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

            "Enstar Partnership" means any one of Enstar VII, a Georgia limited partnership, Enstar X Ltd., a Georgia limited partnership, Enstar XI, Ltd., a Georgia limited partnership, Enstar Income Program 1984-1, L.P., a Georgia limited partnership, Enstar Income Program II-1, L.P., a Georgia limited partnership, Enstar Income Program IV-1, L.P., a Georgia limited partnership, Enstar Income Program IV-2, L.P., a Georgia limited partnership, Enstar Income/Growth Program Five-A, L.P., a Georgia limited partnership, Enstar Income/Growth Program Five-B, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-A, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-B, L.P., a Georgia limited partnership and Enstar Cable of Cumberland Valley, a Georgia general partnership.

            "Enstar Partnership Loan" means any loan made by the Company to any Enstar Partnership (other than Enstar Income/Growth Program Five-A, L.P., Enstar Income/Growth Program Five-B, L.P. and Enstar Income Program II-1, L.P.) pursuant to an Enstar Partnership Loan Agreement.

            "Enstar Partnership Loan Agreement" means a loan agreement between the Company and an Enstar Partnership (other than Enstar Income/Growth Program Five-A, L.P., Enstar Income/Growth Program Five-B, L.P. and Enstar Income Program II-1, L.P.) (including the exhibits and schedules attached thereto), substantially in the form of Exhibit I hereto, with such changes as agreed to by the Majority Banks, all "Loan Agreements" (as defined in such loan agreement) and all other documents delivered or entered into in connection therewith and the transactions contemplated thereby, each as they may be amended, supplemented, restated or otherwise modified from time to time.

            "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

            "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
      Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
      Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

            "Event of Default" means any of the events or circumstances specified in Section 8.01.

            "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

            "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

            "Falcon" means Falcon Cablevision, a California limited partnership.

            "Falcon Pledge Agreement" means the pledge agreement entered into by Falcon in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit J hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

            "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

            "Fee Letter" has the meaning specified in subsection 2.10(a).

            "FHGLP Pledge Agreement" means the pledge agreement, entered into by Falcon Holding Group, L.P. in favor of the

      Documentation Agent on behalf of the Banks, substantially in the form of Exhibit K hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Fiscal Quarter" means a fiscal quarter of the fiscal year of the Company ending on the last day of March, June, September and December of each calendar year.

            "Fixed Charges" means, for any period, the sum of (i) gross interest expense payable in cash during such period, (ii) scheduled principal payments during such period on Indebtedness described in clauses (a), (b),
      (c), (d), (e), (f) and (g) of the definition of Indebtedness, (iii) expense for taxes paid during such period, and (iv) the amount of capital expenditures during such period for maintenance (as opposed to upgrade) of cable systems and other fixed assets.

            "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

            "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

            "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
      by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

      For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

            "Indemnified Liabilities" has the meaning specified in Section
      10.05.

            "Indemnified Person" has the meaning specified in Section 10.05.

            "Independent Auditor" has the meaning specified in subsection 6.01(a).

            "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

            "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each Fiscal Quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

            "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

      provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period for any Loan shall extend beyond the
            Termination Date.

            "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company with another Person in order to conduct a common venture or enterprise with such Person.

            "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as the Bank may from time to time notify the Company and the Agents.

            "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

            "Liquid Assets" means, as at any date of determination, (i) cash;
      (ii) marketable securities, (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or
      (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iv) commercial paper maturing no more than one year from the date of the creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (v) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Bank or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and
      (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Loan" means an extension of credit by a Bank to the Company under
      Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

            "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letters, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to any Agent or any Bank in connection with the transactions contemplated by this Agreement.

            "Majority Banks" means, at any time, Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments, or, if the Commitments have been terminated and no Loans are then outstanding, Banks then owed a Specified Swap Amount at least 51% of the Aggregate Specified Swap Amount.

            "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

            "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company, ECC or Falcon to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company, ECC or Falcon of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

            "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

            "Nathanson Family Trust" means any inter vivos or testamentary created by Marc Nathanson or his spouse.

            "Net Proceeds" means, as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition. "Net Proceeds" shall also include proceeds paid on account of any Event of Loss, net of (i) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

            "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

            "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

            "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

            "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, any Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

      Offshore Rate =         LIBOR
                      1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum determined by the
            Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all
            Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

            "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participant" has the meaning specified in subsection 10.08(d).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

            "Permitted Liens" has the meaning specified in Section 7.01.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Pledge Agreement" means the pledge agreement entered into by the Company in favor of the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit L hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Pledged Collateral" has the meaning specified in the Pledge Agreement, the ECC Pledge Agreement, the Falcon Pledge Agreement and the FHGLP Pledge Agreement.

            "Pro Forma Annualized EBITDA" means, for any Fiscal Quarter, (i) the sum of (a) the sum of EBITDA for each of the Borrowing Enstar Partnerships for such fiscal quarter plus (b) EBTDA for the Company for such fiscal quarter, multiplied by (ii) 4.

            "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

            "Reference Banks" means BofA and Banque Paribas.

            "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            "Responsible Officer" means the chief executive officer, the president or the chief operating officer of the Manager of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, vice president-finance/corporate development or the corporate controller of the Manager of the Company, or any other officer having substantially the same authority and responsibility.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            "Security Agreement" means the security agreement entered into by the Company in favor of the Documentation Agent on behalf of the Banks, substantially in the form of Exhibit M hereto, as it may be amended, supplemented or otherwise modified from time to time.

            "Senior Debt" means all Indebtedness of the Company that is not in any manner subordinated in right of payment or security in any respect to the Loans.

            "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

            "Specified Swap Amount" means, at any time, in respect of Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating thereto.

            "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider which Swap Contract is entered into in accordance with Section 7.17, is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate risk relating to any Offshore Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Company is not later than the Termination Date.

            "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

            "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

            "Swap Provider" means any Bank, or any Affiliate of any Bank, that is at the time of determination party to a Swap Contract with the Company.

            "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

            "Tangible Net Worth" means, at any time, (i) the total assets of the Company which would be shown as assets on the balance sheet of the Company as of such time prepared in accordance with GAAP minus (ii) the total liabilities of the Company which would be shown as liabilities on the balance sheet of the Company as of such time prepared in accordance with GAAP minus (iii) the net book amount of all assets of the Company (after deducting any reserves applicable thereto) which would be shown as intangible assets on the balance sheet of the Company as of such time prepared in accordance with GAAP.

            "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

            "Termination Date" means the earlier to occur of:

                  (a)   August 31, 2002; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            "Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company determined in accordance with GAAP.

            "Total Leverage" means, at any time, the ratio of (i) Total Debt of the Company to (ii) Pro Forma Annualized EBITDA.

            "Type" has the meaning specified in the definition of "Loan."

            "UCC" means the Uniform Commercial Code as in effect in the State of California.

            "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "United States" and "U.S." each means the United States of America.

      1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c)   (i)   The term "documents" includes any and all instruments,
      documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of an Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Documentation Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks, the Administrative Agent or the Documentation Agent merely because of the Administrative Agent's, the Documentation Agent's or the Banks' involvement in their preparation.

      1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDIT

      2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

      2.02 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

        2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 11:00 a.m. (Los Angeles time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $500,000 or any multiple of $100,000 in excess thereof;

                  (B)   the requested Borrowing Date, which shall be a Business
            Day;

                  (C)   the Type of Loans comprising the Borrowing; and

                  (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

            (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

            (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (Los Angeles time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

            (d) After giving effect to any Borrowing, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

      2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

            (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 11:00 a.m. (Los Angeles time) at least (i) four Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (A)   the proposed Conversion/Continuation Date;

                  (B) the aggregate amount of Loans to be converted or continued;

                  (C) the Type of Loans resulting from the proposed conversion or continuation; and

                  (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

            (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

      2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agents, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $100,000 or any multiple of $50,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than one Business Days' irrevocable notice to the Administrative Agent, ratably prepay Loans in whole or in part, in minimum amounts of $100,000 or any multiple of $50,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, and, in the case of Offshore Rate Loans, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

      2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions. (a) Asset Dispositions. If the Company or any Borrowing Enstar Partnership shall at any time or from time to time make or agree to make a Disposition, or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Agents of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the

Company or such Borrowing Enstar Partnership in respect thereof) and (ii) promptly upon, and in no event later than three days after, receipt by the Company or the Borrowing Enstar Partnership of the Net Proceeds of such Disposition or Event of Loss, the Company shall prepay Loans in an aggregate amount equal to the amount of such Net Proceeds, and the Commitments shall thereupon be permanently reduced by the amount of such prepayment.

            (b) Repayment of Partnership Loans. Promptly upon the payment (whether by optional or mandatory redemptions or prepayments, scheduled prepayments, acceleration or otherwise) of any Enstar Partnership Loan, and in no event later than one day thereafter, the Company shall prepay Loans in an amount equal to the amount of the Enstar Partnership Loan so paid, and in the case of any such prepayment (other than in connection with an optional prepayment of an Enstar Partnership Loan) the Commitments shall thereupon be permanently reduced by the amount of such prepayment.

            (c) Debt Issuance. If the Company or any Borrowing Enstar Partnership enters into any transaction pursuant to which the Company or any Borrowing Enstar Partnership incurs Indebtedness, the Company shall promptly notify the Agents of the amount of such Indebtedness. Promptly upon, and in no event later than one day after, receipt by the Company of any amounts in respect of such Indebtedness, the Company shall prepay the Loans in an aggregate amount equal to the amount of such Indebtedness, and the Commitments shall thereupon be permanently reduced by the amount of such prepayment.

            (d) Prepayment Due to Reduction of Commitments. The Company shall from time to time prepay the Loans to the extent necessary so that the aggregate outstanding amount of the Loans shall not at any time exceed the Commitments then in effect.

            (e) General. Any prepayments pursuant to this Section 2.07 shall be applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining. The Company shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to Section 3.04.

            (f) Reduction of Commitment. Upon the making of any mandatory prepayment under this Section 2.07 (other than in connection with an optional prepayment of an Enstar Partnership Loan), the Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. On January 31, 2002, the Commitment of each Bank shall automatically be reduced by an amount equal to such Bank's ratable share of $5,000,000. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.08 Repayment. The Company shall repay to the Banks on the Termination Date the aggregate principal amount of Loans outstanding on such date together with all other Obligations under the Loan Documents.

      2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.07 (or Section 2.06 in the case of Offshore Rate Loans) for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

      2.10 Fees. (a) Arrangement, Agency Fees. The Company shall pay a facility fee and an agency fee to the Administrative Agent for the Administrative Agent's own account, and shall pay a facility fee and an agency fee to the Documentation Agent for the Documentation Agent's own account, as required by the letter agreement ("Fee Letter") between the Company, the Administrative Agent and the Documentation Agent dated July 29, 1997 and accepted and agreed by Falcon Holding Group, L.P. on August 4, 1997.

            (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to 0.50 percent per annum. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 1997, through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

      2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Banque Paribas' "base rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b)   Each determination of an interest rate by the

Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

            (c) If any Reference Bank's Commitment terminates (other than on termination of all the Commitments), or for any reason whatsoever the Reference Bank ceases to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

            (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank(s).

      2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than the close of business (Los Angeles time) on the date specified herein; provided that the Company shall at all times provide the Administrative Agent at least one Business Day's prior written notice of any such payment. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. (Los Angeles time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

      2.13 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

      2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank or Swap Provider shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall, and each Bank that is an Affiliate of such Swap Provider shall cause such Swap Provider to, immediately (a) notify the Agents of such fact, and (b) purchase from the other Banks and Swap Providers such participations in the Loans made by them and the Specified Swap Amounts owing to them as shall be necessary to cause such purchasing Bank and Swap Provider to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank and Swap Provider shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's and Swap Provider's ratable share (according to the proportion of (i) the amount of such paying Bank's and Swap Provider's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank or Swap Provider may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

      2.15 Security. All obligations of the Company under this Agreement, the Notes and all other Loan Documents shall be secured in accordance with the Collateral Documents.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes. (a) Any and all payments by the Company to each Bank or either of the Agents under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or either of the Agents, then:

                  (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or such Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                  (ii)  the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

            (c) The Company agrees to indemnify and hold harmless each Bank and each of the Agents for the full amount of (i) Taxes, (ii) Other Taxes, and
(iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or such Agent makes written demand therefor.

            (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agents the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agents.

            (e) If the Company is required to pay any amount to any Bank or any Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

            (f) Nothing contained in this Section 3.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

      3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agents and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agents), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

      3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the

Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agents), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

            (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

      3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) subject to Section 3.05, the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

            (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

            (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      3.05 Inability to Determine Rates. If any Reference Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      3.06  Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.

      3.07 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 3.01, Section
3.02 or Section 3.03, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company and to the Agents (or the other Agent of the Affected Bank is also an Agent) (a "Replacement Bank") to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment, and if such Affected Bank or any Affiliate thereof is a Swap Provider, all Specified Swap Contracts of such Affected Bank and Affiliate; (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agents (or the other Agent if the Affected Bank is also an Agent), which consent shall not be unreasonably withheld.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the following conditions:

            (a) the Agents shall have received on or before the Closing Date all of the following, in form and substance satisfactory to each Agent and each Bank, and in sufficient copies for each Bank:

                  (i) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

                  (ii) Resolutions; Incumbency. (1) Copies of the resolutions of the Members of Company, the board of directors of ECC and the partners of Falcon authorizing the transactions contemplated hereby and by the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                        (2) A certificate of the Secretary or Assistant Secretary of each of the Company, ECC and Falcon certifying the names and true signatures of the officers of the Company, ECC or Falcon authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (iii) Organization Documents; Good Standing. Each of the following documents:

                        (1) the certificate of formation, certificate of limited partnership, limited liability company agreement, partnership agreement, articles or certificate of incorporation and the bylaws, as applicable, of each of the Company, ECC and Falcon as in effect on the Closing Date, certified by the Authorized Officer of the Company, ECC or Falcon as of the Closing Date; and

                        (2) a good standing and tax good standing (or similar) certificate (to the extent such types of certificates are available from the applicable jurisdiction) for the Company, ECC and Falcon from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or ECC is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                  (iv) Legal Opinions. An opinion of Weinstein, Boldt, Racine, Halfhide & Camel, counsel to the Company and addressed to each Agent and the Banks, substantially in the form of Exhibit D;

                  (v) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Agents to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

                  (vi) Collateral Documents. The Security Agreement, the Pledge Agreement, the ECC Security Agreement, the ECC Pledge Agreement, the Falcon Pledge Agreement and the FHGLP Pledge Agreement, each executed by the Company, ECC, Falcon and/or Falcon Holding Group, L.P., as the case may be, in appropriate form for recording, where necessary, together with:

                        (1) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Documentation Agent for the benefit of the Banks, or other evidence satisfactory to the Agents that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Documentation Agent for the benefit of the Banks in accordance with applicable law;

                        (2) written advice relating to such Lien and judgment searches as either of the Agents shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                        (3) all certificates and instruments representing the Pledged Collateral, transfer powers executed in blank with signatures guaranteed as either of the Agents or the Banks may specify;

                        (4) evidence that all other actions necessary or, in the opinion of either of the Agents or the Banks, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;

                        (5) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

                        (6) evidence that all other actions necessary or, in the opinion of either of the Agents or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Documentation Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

                  (vii) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 6.06;

                  (viii) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                        (1)   the representations and warranties contained in
      Article V are true and correct on and as of such date, as though made on and as of such date;

                        (2) no Default or Event of Default exists or would result from the initial Borrowing; and

                        (3) there has occurred since June 30, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                  (ix) Other Documents. Such other approvals, opinions, documents or materials as either of the Agents or any Bank may request.

            (b) On or before the Closing Date Falcon Holding Group, L.P. shall have made a capital contribution to the Company in cash in an amount not less than $250,000.

            (c) On or before the Closing Date ECC shall have assigned to the Company deferred management fees owed to ECC by the Enstar Partnerships in an amount at least equal to $1,000,000 and such Enstar Partnerships shall have agreed to pay such amount to the Company on terms satisfactory to the Agents.

            (d) Each of the Agents shall have completed their due diligence review of the Company, its Subsidiaries, Falcon Holding Group, L.P., ECC, Falcon and the Enstar Partnerships to such Agent's satisfaction, and such review shall have provided each of the Agents with results and information which, in their sole opinion, are satisfactory to making the Loans and entering into this Agreement and consummating the transaction contemplated herein.

            (e) On or before the Closing Date, the partnership agreement for Enstar Income/Growth Program Five-A shall have been amended, in form and substance satisfactory to the Agents, to clarify the definition of "Permanent Financing" set forth therein, and the Agents shall have received a legal opinion from Weinstein, Boldt, Racine, Halfhide & Camel, in form and substance satisfactory to the Agents, as to the validity and effectiveness of such amendment.

      4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/ Continuation
Date:

            (a) Notice of Borrowing or Conversion/Continuation. The Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/ Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion; and

            (d) No Future Advance Notice. None of the Agents or the Banks shall have received from the Company any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement.

            (e) Enstar Partnership Loan. Prior to or at the time of the making of such Loan (i) the Company shall have entered into an Enstar Partnership Loan Agreement with an Enstar

Partnership (other than Enstar Income/Growth Program Five-A, L.P. and Enstar Income/Growth Program Five-B, L.P. which are general partners of Enstar Cable of Cumberland Valley, which shall be the borrower under the applicable Enstar Partnership Loan Agreement), (ii) all of the conditions precedent set forth in such Enstar Partnership Loan Agreement shall have been satisfied and such Enstar Partnership Loan Agreement shall be in full force and effect, (iii) the Company shall immediately loan the proceeds of such Loan to one or more Enstar Partnerships pursuant to such Enstar Partnership Loan Agreement(s), and (iv) each of the Agents and their counsel shall have reviewed such Enstar Partnership Loan Agreement(s) and all related documents (including, without limitation, each security agreement and similar agreement) and all UCC or comparable filings, and shall have been satisfied with such documents and filings and that all actions necessary or desirable to perfect and protect the security interests purported to be created thereby have been taken. The Partnership Loan Agreement for Enstar II-I shall provide that no loans shall be made thereunder until June 1, 1998 and that all loans made thereunder shall be due and payable within one year (and shall not be refinanced with other loans made thereunder).

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.02 are satisfied.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to each Agent and each Bank that:

      5.01  Corporate Existence and Power.

            (a) (i) The Company is a limited liability company duly formed and validly existing and in good standing under the laws of Delaware, (ii) ECC is a corporation duly organized, validly existing and in good standing under the laws of Georgia and (iii) Falcon is a limited partnership duly organized, validly existing and in good standing under the laws of California;

            (b) Each of the Company, ECC and Falcon has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

            (c) Each of the Company, ECC and Falcon is duly qualified as a foreign limited liability company, corporation or limited partnership, as the case may be, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d)   is in compliance with all Requirements of Law.

      5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company, ECC and Falcon, as the case may be, of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and do not and will not:

            (a) contravene the terms of any of such Person's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c)   violate any Requirement of Law.

      5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Documentation Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company, ECC or Falcon of the Agreement or any other Loan Document.

      5.04 Binding Effect. This Agreement and each other Loan Document to which the Company, ECC or Falcon is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      5.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the

Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, ECC or Falcon or any of such Person's properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) if determined adversely to the Company, ECC or Falcon, as the case may be, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens of the Agents and the Banks on the Collateral. As of the Closing Date, the Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

      5.07  ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. The Company is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      5.09 Title to Properties. The Company has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company is subject to no Liens, other than Permitted Liens.

      5.10 Taxes. The Company has filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company that would, if made, have a Material Adverse Effect.

      5.11 Financial Condition. (a) The audited and unaudited financial statements of each of ECC and each Enstar Partnership dated December 31, 1996 and June 30, 1997, respectively, and the related statements of income or operations, shareholders' equity and cash flows for the fiscal year and quarter ended on such respective dates:

                  (i)   were prepared in accordance with GAAP
      consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of unaudited statements to the absence of footnotes and to ordinary, good faith year end audit adjustments;

                  (ii) fairly present the financial condition of ECC and each Enstar Partnership, as the case may be, as of the date thereof and results of operations for the period covered thereby; and

                  (iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of ECC and each Enstar Partnership, as the case may be, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (b)   Since June 30, 1997, there has been no Material Adverse
Effect.

      5.12 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Documentation Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and ECC in the collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the Security Agreement and the Pledge Agreement.

            (b) All representations and warranties of the Company and ECC contained in the Collateral Documents are true and correct.

      5.13 Regulated Entities. Neither the Company nor any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      5.14 No Burdensome Restrictions. The Company is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

      5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company owns or is licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      5.16 Subsidiaries. The Company has no Subsidiaries and has no equity investments in any other corporation or entity.

      5.17 Insurance. Except as specifically disclosed in Schedule 5.18, the properties of the Company are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company operates.

      5.18  Solvency. The Company is Solvent.

      5.19 Swap Obligations. (a) The Company has not incurred any outstanding obligations under any Swap Contracts, other than Specified Swap Contracts. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

            (b) The Company has not entered into any master agreement relating to Swap Contracts and under which termination values resulting from Swap Contracts that are Specified Swap Contracts are nettable against termination values resulting from Swap Contracts that are not Specified Swap Contracts, unless only Specified Swap Contracts are outstanding under such master agreement.

      5.20 Full Disclosure. None of the representations or warranties made by the Company, ECC or Falcon in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company, ECC or Falcon in connection with the Loan

Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      6.01 Financial Statements. The Company shall deliver to each Agent, in form and detail satisfactory to each Agent and the Majority Banks, with sufficient copies for each Bank:

            (a) as soon as available, but not later than 120 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1997), a copy of the audited balance sheet of the Company as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's records; and

            (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended September 30, 1997), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

            (c) As soon as available, but no later than one hundred five (105) days after the end of each fiscal year, the balance sheet of each Borrowing Enstar Partnership as of the end of such year, and the statements of income, cash flows and of Partners' capital of such Borrowing Enstar Partnership for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and (with the exception of Enstar VII, a Georgia limited partnership whose financial statements may be prepared internally) accompanied by a report and opinion on financial statements of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by such Borrowing Enstar Partnership and satisfactory to the Agents, together with (a) computations by such Borrowing Enstar Partnership demonstrating, as of the close of such fiscal year, compliance with Sections 7.5.2, 7.5.4, 7.10.1, 7.10.2, 7.10.3, 7.11.2 and 7.15 of the Enstar
Partnership Loan Agreement relating to such Borrowing Enstar Partnership, (b) either a supplemental schedule or an appropriate footnote disclosure, together with such annual audited financial statements, which provides in reasonable detail, a statement setting forth the amount of direct reimbursable expenses of the Borrowing Enstar Partnerships on a consolidated basis pursuant to the respective management agreements to which such Borrowing Enstar Partnerships are a party, (c) a certificate signed by the president, vice president, treasurer or controller of the Corporate General Partner of such Borrowing Enstar Partnership
(i) stating that such person has reviewed the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership and has made, or caused to be made under its supervision, a review of the transactions and conditions of such Borrowing Enstar Partnership during such year, and (ii) stating that such review has not disclosed the existence during such year (and that such signer does not have knowledge of the existence, as of the date of such certificate) of any Default (as defined in such Enstar Partnership Loan Agreement), or, if any such Default existed or exists, specifying the nature and period of existence thereof and what action such Borrowing Enstar Partnership has taken, is taking or proposes to take with respect thereto, and (d) a certificate by such accountants
(i) stating that such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of such Borrowing Enstar Partnership at the dates thereof and the results of its operations for the periods covered thereby, and (ii) stating whether or not in the course of the examination upon which their opinion on such financial statements was based (which shall include a review of the relevant provisions of the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership but need not include any special or additional audit procedures) they became aware of the existence, at the end of the fiscal year covered by such financial statements, of any Default (as defined in such Enstar Partnership Loan Agreement) under Sections 7.5 through
7.12 of the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership, and, if their examination has disclosed such a Default, specifying the nature and period of the existence thereof.

            (d) as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the balance sheet of each Borrowing Enstar Partnership as of the end of such period and statements of income and cash flows of such Borrowing Enstar Partnership (other than Enstar VII, Enstar X Ltd. and Enstar XI Ltd.) for the period from the beginning of the current fiscal year to the end of such period and internally prepared quarterly operating statements of such Borrowing Enstar Partnership by operating regions for the portion of the fiscal year of such Borrowing Enstar Partnership then ended, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and accompanied by (i) a partner's certificate signed by the president, vice president, treasurer or controller of the Corporate General Partner of such Borrowing Enstar Partnership stating that such statements are complete and correct, subject only to normal changes resulting from year-end audit adjustments, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial condition of such Borrowing Enstar Partnership at the dates thereof and the results of its operations for the periods covered thereby, (ii) computations by such Borrowing Enstar Partnership hereto demonstrating, as of the close of such fiscal quarter, compliance with Sections 7.5.2, 7.5.4, 7.10.1, 7.10.2, 7.10.3, 7.11.2 and 7.15
of the Borrowing Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership, (iii) a partner's certificate signed by the president, vice president, treasurer or controller of the Corporate General Partner of such Borrowing Enstar Partnership (a) stating that each signer has reviewed the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership and has made, or caused to be made under its supervision, a review of the transactions and conditions of such Borrowing Enstar Partnership during the accounting period covered by such financial statements, and (b) stating that such review has not disclosed the existence during such accounting period (and that such signer does not have knowledge of the existence, as of the date of such certificate) of any Default (as defined in the Enstar Partnership Loan Agreement relating to such Borrowing Enstar Partnership, or, if any such Default exists, specifying the nature and period of existence thereof and what action such Borrowing Enstar Partnership has taken, is taking or proposes to take with respect thereto.

      6.02 Certificates; Other Information. The Company shall furnish to each Agent, with sufficient copies for each Bank:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

            (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company as any Agent, at the request of any Bank, may from time to time request.

      6.03  Notices. The Company shall promptly notify each Agent and each Bank:

            (a) of the occurrence of any Default or Event of Default or "Default" or "Event of Default" under any Enstar Partnership Loan Agreement, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default or "Default" or "Event of Default" under any Enstar Partnership Loan Agreement;

            (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company and any Governmental Authority;

            (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company (i) in which the amount of damages claimed is $100,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

            (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and
(iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

            (e) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to each Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                  (i)   an ERISA Event;

                  (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                  (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                  (iv)  the adoption of any amendment to a Plan subject to
      Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

            (f) of any material change in accounting policies or financial reporting practices by the Company;

            (g) of the entry by the Company into any Specified Swap Contract, together with the details thereof;

            (h) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both, would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract; and

            (i) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Specified Swap Contracts to which the Company is party.

      Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      6.04  Preservation of Corporate Existence, Etc. The Company shall:

            (a) preserve and maintain in full force and effect its limited liability company existence and good standing under the laws of its state or jurisdiction of organization;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.05 Maintenance of Property. The Company shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

      6.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to each Agent. All such insurance shall name the Documentation Agent as loss payee/mortgagee and as additional insured, for the benefit of the Banks, as their interests may appear. All casualty and key man insurance maintained by the Company shall name the Documentation Agent as loss payee and all liability insurance shall name the Documentation Agent as additional insured for the benefit of the Banks, as their interests may appear. Upon request of either Agent or any Bank, the Company shall furnish the Documentation Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

      6.07 Payment of Obligations. The Company shall pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

            (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.08 Compliance with Laws. The Company shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      6.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      6.10 Inspection of Property and Books and Records. The Company shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company shall permit representatives and independent contractors of each Agent or any Bank to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      6.11 Environmental Laws. (a) The Company shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

            (b) Upon the written request of either of the Agents or any Bank, the Company shall submit to the Documentation Agent with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d), that could, individually or in the aggregate, result in liability in excess of $100,000.

      6.12 Use of Proceeds. The Company shall use the proceeds of the Loans to finance the Enstar Partnership Loans in accordance with Section 7.07 and not in contravention of any Requirement of Law.

      6.13 Enforcement of Enstar Partnership Loan Agreements. The Company shall enforce each Enstar Partnership Loan Agreement in accordance with its terms.

      6.14 Further Assurances. (a) The Company shall ensure that all written information, exhibits and reports furnished to either of the Agents or any Bank do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to each of the Agents and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

            (b) Promptly upon request by either of the Agents or the Majority Banks, the Company shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments such Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agents and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

      7.01 Limitation on Liens. The Company shall not, and shall not permit ECC to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien (other than a Lien on the Collateral) existing on property of the Company on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;

            (b)   any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

            (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company do not exceed $500,000;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company;

            (h) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder; and

            (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company to provide collateral to the depository institution.

      7.02 Disposition of Assets. The Company shall not, and shall not permit any Borrowing Enstar Partnership to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except
(i) sales, assignments, leases, conveyances, transfers or dispositions by the Company or any Borrowing Enstar Partnership of its property in the ordinary course of business the aggregate Net Proceeds of which received on or after the date hereof do not exceed $50,000 for the Company and each Borrowing Enstar Partnership on an individual basis and (ii) sales, assignments, leases, conveyances, transfers or dispositions the Net Proceeds of which are applied to the prepayment of the Loans and the reduction of the Commitments in accordance with Section 2.07.

      7.03 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

      7.04 Loans and Investments. The Company shall not purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

            (a)   Investments held by the Company in the form of Liquid Assets;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) Investments constituting Specified Swap Contracts or payments or advances under Specified Swap Contracts;

            (d)   Enstar Partnership Loans; and

            (e) Receivables due from the Enstar Partnerships in the amount of $1,000,000 in existence on the Closing Date.

      7.05 Limitation on Indebtedness. The Company shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except Indebtedness incurred pursuant to this Agreement.

      7.06 Transactions with Affiliates. The Company shall not enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

      7.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, for any purpose other than to finance the Enstar Partnership Loans on the terms and conditions set forth in the Enstar Partnership Loan Agreements.

      7.08 Contingent Obligations. The Company shall not create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b)   Permitted Swap Obligations;

      7.09  Joint Ventures. The Company shall not enter into any Joint Venture.

      7.10 Lease Obligations. The Company shall not create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease.

      7.11 Restricted Payments. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its membership interests or purchase, redeem or otherwise acquire for value any membership interests or any warrants, rights or options to acquire such membership interests, now or hereafter outstanding.

      7.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $100,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      7.13 Change in Business. The Company shall not engage in any material line of business substantially different from those lines of business carried on by the Company on the date hereof.

      7.14 Accounting Changes. The Company shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

      7.15 Subsidiaries. The Company shall not form, acquire, own, make an Investment in or permit to exist any Subsidiary.

      7.16  Financial Covenants.

            (a) Minimum Tangible Net Worth. The Company shall not permit Tangible Net Worth to be less than $1,000,000 at any time.

            (b) Minimum Liquid Assets. The Company shall not permit Liquid Assets of the Company to be less than $150,000 at any time.

            (c) Maximum Leverage Ratio. The Company shall not at any time permit the ratio of (i) Total Debt of the Company (as of the date of calculation) to (ii) Pro Forma Annualized EBITDA as of the last day of any Fiscal Quarter on or preceding such date of calculation to exceed the correlative ratio indicated:

                 Period                      Maximum Leverage Ratio
      Closing Date - Dec. 31, 1998                 3.50:1.00
      Jan. 1, 1999 - Dec. 31, 1999                 3.00:1.00

      Jan. 1, 2000 - Dec. 31, 2000                 2.50:1.00

      Jan. 1, 2001 and thereafter                  2.00:1.00

            (d) Minimum Interest Coverage Ratio. The Company shall not permit the ratio of (i) the sum of EBITDA for each of the Borrowing Enstar Partnerships to (ii) Cash Interest Expense of the Company, for any four Fiscal Quarter period to be less than 2.00:1.00.

            (e) Minimum Fixed Charge Coverage Ratio. The Company shall not permit the ratio of (i) the sum of EBITDA for each of the Borrowing Enstar Partnerships to (ii) Fixed Charges of the Company, for any four Fiscal Quarter period to be less than 1.20:1.00.

      7.17 Hedging Requirements. The Company shall not permit the aggregate outstanding amount of the Loans to exceed $20,000,000 unless:

                  (i) the Company shall have entered into one or more Specified Swap Contracts with respect to at least 50% of the outstanding Offshore Rate Loans;

                  (ii) such Specified Swap Contracts have a minimum weighted average term of 24 months (the "Hedge Period"); and

                  (iii) if such Specified Swap Contracts are interest rate caps, such Specified Swap Contracts do not have a strike price more than 2% higher than the rate per annum for U.S. Treasury notes with a maturity equal to the applicable Hedge Period.

      7.18. Amendment of Enstar Partnership Loan Agreements. The Company shall not, without the consent of the Majority Banks, amend, supplement, restate or otherwise modify, or waive or consent to any departure from, any Enstar Partnership Loan Agreement or any provision thereof.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or
(ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

            (b) Representation or Warranty. Any representation or warranty by the Company or ECC made or deemed made herein, in any other Loan Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by the Company, ECC, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03 or 6.09(c) or in Article VII; or

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document other than a Specified Swap Contract, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

            (e) Cross-Default. (i) The Company (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such

Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Specified Swap Contract having a Swap Termination Value of greater than $50,000 an Early Termination Date (as defined in such Specified Swap Contract) resulting from (1) any event of default under such Specified Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Specified Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined).

            (f) Insolvency; Voluntary Proceedings. The Company, ECC, Falcon or any Borrowing Enstar Partnership (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, ECC, Falcon or any Borrowing Enstar Partnership, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, ECC's, Falcon's or any Borrowing Enstar Partnership's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, ECC, Falcon or any Borrowing Enstar Partnership admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, ECC, Falcon or any Borrowing Enstar Partnership acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000; or (ii) the aggregate amount of Unfunded Pension

Liability among all Pension Plans at any time exceeds $100,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $100,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k)   Change of Control. There occurs any Change of Control; or

            (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company, or the Company for any reason loses any material license, permit or franchise, or the Company suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

            (m)   Adverse Change. There occurs a Material Adverse Effect; or

            (n) Defaults Under Loan Documents. ECC or Falcon fails in any material respect to perform or observe any term, covenant or agreement in the Loan Documents to which it is a party;

            (p)   Collateral.

                  (i) any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Person party thereto or the Company or any such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                  (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens.

            (q) Default Under Enstar Partnership Loans. Any Default or Event of Default shall have occurred under and as defined in any Enstar Partnership Loan Agreement.

      8.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

            (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

      8.03 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article VIII, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Banks, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against the Company to enforce net amounts owing to such Swap Provider.

      8.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                   THE AGENTS

      9.01 Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent or the Documentation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

      9.02 Delegation of Duties. Either of the Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Affiliates.

      9.04 Reliance by Agent. (a) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agents. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by any Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

      9.05 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except, in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks), unless such Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Such Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by any Agent, no Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      9.08 Agent in Individual Capacity. BofA and its Affiliates and Banque Paribas and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Affiliates as though BofA and Banque Paribas were not an Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates and Banque Paribas and its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, BofA and Banque Paribas shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" include BofA and Banque Paribas in its individual capacity.

      9.09 Successor Agent. Either Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If such Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of such

Agent, such Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Administrative Agent" or "Documentation Agent," as the case may be, shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

      9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

      Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

      9.11 Collateral Matters. (a) The Documentation Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Banks irrevocably authorize the Documentation Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Documentation Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in subsection 10.01(f). Upon request by the Documentation Agent at any time, the Banks will confirm in writing the Documentation Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Documentation Agent's rights under this Section 9.11.

            (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or ECC therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Documentation Agent at the written request of the Majority

Banks) and the Company and acknowledged by the Agents, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agents, do any of the following:

            (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document or reduce the calculation of the amount of, or postpone or delay the timing of any mandatory prepayment or reduction of Commitment hereunder or under any other Loan Documents;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

            (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks; or

            (f) release all or any substantial portion of the Collateral except as otherwise may be provided in the Collateral Document or except where the consent of the Majority Banks only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of such Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

      10.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on

Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or any Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and such Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

            (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agents and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

      10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.04 Costs and Expenses. The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Agents within ten Business Days after demand (subject to subsection 4.01(e)) for all out-of-pocket costs and expenses incurred by each of them in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Agents with respect thereto; and

            (b) pay or reimburse the Agents and each Bank within ten Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

            (c) pay or reimburse the Agents within ten Business Days after demand (subject to subsection 4.01(e)) for all appraisal, audit, environmental inspection and review, search and filing costs, fees and expenses, incurred or sustained by them in connection with the matters referred to under subsections
(a) and (b) of this Section.

      10.05 Company Indemnification. (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and termination of all Specified Swap Contracts and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Specified Swap Contracts or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b)   (i)   The Company shall indemnify, defend and hold harmless
      each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agents and each Bank.

                  (ii) In no event shall any site visit, observation, or testing by any Agent or any Bank (or any contractee of the Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by any Agent or any Bank. None of the Administrative Agent, the Documentation Agent or any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. None of the Administrative Agent, the Documentation Agent or any Bank shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

            (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

      10.06 Marshalling; Payments Set Aside. None of the Administrative Agent, the Documentation Agent or any Bank shall be under any obligation to marshall any assets in favor of the

Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to an Agent or the Banks, or an Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

      10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Documentation Agent and each Bank.

      10.08 Assignments, Participations, etc. (a) Any Agent may, and with the written consent of the Agents, which consents shall not be unreasonably withheld, any other Bank, may at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of either Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that (i) the Company and the Agents may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) the assignor Bank or Assignee has paid to each the Administrative Agent a processing fee in the amount of its $[______________]; and (ii) if the assignor Bank or any of its Affiliates is a Swap Provider with respect to any Specified Swap Contract, such Bank shall not assign all of its interest in the

Loans and the Commitments to an Assignee unless such Assignee, or an Affiliate of such Assignee, shall also assume all obligations of such assignor Bank or Affiliate with respect to such Specified Swap Contracts, with the consent of the Company.

            (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent and obtained the consent of the Documentation Agent) with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

            (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agents shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company, or by an Agent on the Company's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

      10.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not any Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agents after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agents in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as either Agent shall reasonably request.

      10.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      10.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

            (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

      10.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.


                                       ENSTAR FINANCE COMPANY, LLC

                                       By: /s/ Michael K. Menerey
                                          -------------------------------

                                       Title: Chief Financial Officer
                                             ----------------------------

                                       By: ______________________________

                                       Title: ___________________________


                                       BANQUE PARIBAS,
                                       as Administrative Agent

                                       By: /s/ Darlynn Ernst / SP Berkman
                                          -------------------------------

                                       Title: Assistant    / Managing
                                            Vice President / Director
                                          -------------------------------


                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Documentation Agent

                                       By: /s/ Shannon T. Ward
                                          -------------------------------

                                       Title: Vice President
                                             ----------------------------


                                       BANQUE PARIBAS,
                                       as a Bank

                                       By: /s/ Darlynn Ernst / SP Berkman
                                           ------------------------------

                                       Title: Assistant    / Managing
                                            Vice President / Director
                                          -------------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank


                                       By: /s/ Shannon T. Ward
                                          -------------------------------

                                       Title: Vice President
                                             ----------------------------

                                  SCHEDULE 2.01


                                   COMMITMENTS
                               AND PRO RATA SHARES


                                                                Pro Rata
         Bank                     Commitment                    Share

Banque Paribas                    $17,500,000                   50%

Bank of America National
Trust and Savings
Association                       $17,500,000                   50%


         TOTAL                    $35,000,000                   100%

                                  SCHEDULE 5.18

                                INSURANCE MATTERS

                                     [None]

                                  SCHEDULE 7.01

                                 PERMITTED LIENS

                                     [None]

                                 SCHEDULE 10.02


                      OFFSHORE AND DOMESTIC LENDING OFFICES
                              ADDRESSES FOR NOTICES


BANQUE PARIBAS,
  as Agent

Banque Paribas
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
Attention:  Darlynn Ernst
Telecopy:  (310) 556-3762


BANQUE PARIBAS,
  as a Bank

For drawdowns or repayments:
Banque Paribas
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
Attention:  Shirley Williams
Telecopy:  (310) 553-1504


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Department of Entertainment #3283
555 South Flower Street, 10th Floor
Los Angeles, California  90071
Attention:  Shannon Ward
            Facsimile:  (213) 228-2641
            Telephone:  (213) 228-6126

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California  94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association

333 South Beaudry Avenue, 19th Floor
Los Angeles, California  90017
Attention:  Linda Nisley
            Telephone:  (213) 345-6342
            Facsimile:  (213) 345-6550